NEWS RELEASE

FOR IMMEDIATE RELEASE
HOUSTON and LONDON, July 29, 2022

LyondellBasell Reports Second Quarter 2022 Earnings

Second Quarter 2022 Highlights
•Net Income: $1.6 billion, $1.7 billion excluding LCM and impairment(a)
•Diluted earnings per share: $4.98 per share, $5.19 per share excluding LCM and impairment
•EBITDA: $2.4 billion, $2.5 billion excluding LCM and impairment
•Record Intermediates & Derivatives segment quarterly EBITDA
•Cash from operating activities: $1.6 billion
•24 percent return on invested capital over the trailing twelve months
•Returned $2.1 billion to shareholders in the form of dividends and share repurchases during the quarter
•Peter Vanacker started as LyondellBasell's new CEO on May 23rd

Comparisons with the prior quarter and second quarter 2021 are available in the following table:
Table 1 - Earnings Summary

Millions of U.S. dollars (except share data)	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Sales and other operating revenues	$14,838	$13,157	$11,561	$27,995	$20,643
Net income	1,644	1,320	2,059	2,964	3,129
Diluted earnings per share	4.98	4.00	6.13	8.98	9.32
Weighted average diluted share count	329	329	335	329	335
EBITDA (a)	2,381	2,020	3,018	4,401	4,603

Excluding LCM and Impairment (a)

Net income	$1,713	$1,320	$2,059	$3,033	$3,129
Diluted earnings per share	5.19	4.00	6.13	9.19	9.32
Impairments, pre-tax	69	—	—	69	—
EBITDA	2,450	2,020	3,018	4,470	4,603

(a) See “Information Related to Financial Measures” for a discussion of the Company’s use of non-GAAP financial measures and Table 2 and Table 3 for reconciliations of these measures to the nearest GAAP measures. LCM stands for “lower of cost or market.” Impairment is related to a charge incurred in the O&P Europe, Asia and International segment.

LyondellBasell Industries (NYSE: LYB) today announced net income for the second quarter 2022 of $1.6 billion, or $4.98 per share. The company recognized a $69 million non-cash impairment charge during the quarter related to the exit from our Australian polypropylene business that impacted earnings by $0.21 per share. Second quarter 2022 EBITDA was $2.4 billion, or $2.5 billion excluding LCM and impairment. Second quarter 2022 EBITDA was further impacted by a $94 million non-cash pension settlement charge.

“With a diverse portfolio, strong cash generation and disciplined capital allocation, LyondellBasell is already well-regarded as one of the best operated companies in our sector. After my first two months as LyondellBasell CEO, I am convinced that our team has the passion and dedication required to grow these capabilities. Our aim is to build upon our strong position, our scale and our reach to establish LyondellBasell as a leader in serving the world's growing needs for circular and sustainable materials while reducing our carbon footprint. I look forward to sharing more of our plans about how LyondellBasell will advance our strategy and unlock additional value over the coming months,” said Peter Vanacker, LyondellBasell Chief Executive Officer.

“Looking specifically at the second quarter, LyondellBasell's global portfolio of businesses delivered strong earnings and cash generation driven by record results from our Intermediates & Derivatives segment and exceptional refining margins. In addition, LyondellBasell is making tangible progress toward our goals to help address the global challenges of climate change and plastic waste,” said Vanacker.

LyondellBasell's broad portfolio supported an 18 percent sequential growth in EBITDA during the second quarter. The Intermediates & Derivatives segment delivered record profitability. The Houston refinery ran at a rate of nearly 95 percent to support increased demand for gasoline, diesel and jet fuel. Olefins and polyolefins markets reflected distinct regional dynamics. While North American demand for products used in consumer packaging end markets remained strong, the company's volumes in Europe decreased due to downtime at the cracker in France and moderating regional demand near the end of the quarter. In China, markets remained weak due to zero-COVID measures and logistical challenges. Advanced Polymer Solutions results continued to be hindered by automotive production constraints.

LyondellBasell generated $1.6 billion in cash from operating activities during the quarter. The company remains committed to a disciplined approach to capital allocation. In the second quarter, $532 million was reinvested back into the businesses and $2.1 billion was returned to shareholders through the combination of a special dividend, an increased quarterly dividend and modest share repurchases. Strong shareholder returns continue to be a capital allocation priority at LyondellBasell.

During the quarter, LyondellBasell signed several renewable power purchase agreements that will help reduce the carbon footprint of operations. Since the launch of the Circulen portfolio in 2019, the company has sold over 140,000 tons of polymer manufactured from recycled and renewable feedstocks; an amount that represents the annual polyethylene and polypropylene demand from the population of Houston. LyondellBasell is scaling up the Circulen product lines to address the growing demand from our customers and society for renewable and circular materials.

OUTLOOK
“The power of our business portfolio is providing resilience during the third quarter with continued strength in demand from packaging markets and favorable margins for our oxyfuels and refined products. As consumers' needs move from durables toward service industries and mobility, LyondellBasell's diverse businesses are well positioned to serve evolving trends in global demand,” said Vanacker.

Moderating demand and elevated costs for feedstocks and energy are likely to compress margins across most of the company's businesses in the third quarter. Potential benefits from China's reopening could provide tailwinds for our businesses toward the end of 2022. The company is carefully monitoring impacts from inflation, supply chain challenges and slowing economic conditions while positioning businesses appropriately.

LyondellBasell is beginning commissioning activities for its largest growth investment in the third quarter. The world-scale U.S. Gulf Coast propylene oxide and oxyfuels facility will deliver needed capacity to meet the rising demand for polyurethanes and high-octane, clean-burning oxyfuels. Polyurethanes are key materials used for insulation, windmill blades and light-weight vehicles.

“We expect our new propylene oxide capacity will provide a meaningful addition to our earnings starting in 2023 and help contribute toward a more sustainable world,” said Vanacker.

CONFERENCE CALL
LyondellBasell will host a conference call July 29 at 11 a.m. EDT. Participants on the call will include Chief Executive Officer Peter Vanacker, Executive Vice President and Chief Financial Officer Michael McMurray, Executive Vice President Ken Lane, Executive Vice President Torkel Rhenman, Executive Vice President Jim Guilfoyle and Head of Investor Relations David Kinney. For event access, the toll-free dial-in number is 1-877-407-8029, international dial-in number is 201-689-8029 or click the CallMe link. The slides and webcast that accompany the call will be available at www.LyondellBasell.com/earnings. A replay of the call will be available from 1:00 p.m. EDT July 29 until August 29. The replay toll-free dial-in numbers are 1-877-660-6853 and 201-612-7415. The access ID for each is 13729909.

ABOUT LYONDELLBASELL
As a leader in the global chemical industry, LyondellBasell (NYSE: LYB) strives every day to be the safest, best operated and most valued company in our industry. The company's products, materials and technologies are advancing sustainable solutions for food safety, access to clean water, healthcare and fuel efficiency in more than 100 international markets. LyondellBasell places high priority on diversity, equity and inclusion and is Advancing Good with an emphasis on our planet, the communities where we operate and our future workforce. The company takes great pride in its world-class technology and customer focus. LyondellBasell has stepped up its circularity and climate ambitions and actions to address the global challenges of plastic waste and decarbonization. In 2022, LyondellBasell was named as one of FORTUNE Magazine's “World's Most Admired Companies” for the fifth consecutive year. For more information, please visit www.LyondellBasell.com or follow @LyondellBasell on LinkedIn.

FORWARD-LOOKING STATEMENTS
The statements in this release relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon assumptions of management of LyondellBasell which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. When used in this release, the words “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results could differ materially based on factors including, but not limited to, market conditions, the business cyclicality of the chemical, polymers and refining industries; the availability, cost and price volatility of raw materials and utilities, particularly the cost of oil, natural gas, and associated natural gas liquids; uncertainties and impacts related to the extent and duration of the pandemic; competitive product and pricing pressures; labor conditions; our ability to attract and retain key personnel; operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, supplier disruptions, labor shortages, strikes, work stoppages or other labor difficulties, transportation interruptions, spills and releases and other environmental risks); the supply/demand balances for our and our joint ventures’ products, and the related effects of industry production capacities and operating rates; our ability to manage costs; future financial and operating results; benefits and synergies of any proposed transactions; our ability to identify, evaluate and complete any strategic alternative related to the refinery; legal and environmental proceedings; tax rulings, consequences or proceedings; technological developments, and our ability to develop new products and process technologies; our ability to meet our sustainability goals, including the ability to operate safely, increase production of recycled and renewable-based polymers to meet our targets and forecasts, and reduce our emissions and achieve net zero emissions by the time set in our respective goals; our ability to procure energy from renewable sources; the successful shut down and closure of the Houston Refinery, including within the expected timeframe; potential governmental regulatory actions; political unrest and terrorist acts; risks and uncertainties posed by international operations, including foreign currency fluctuations; and our ability to comply with debt covenants and to repay our debt. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2021, which can be found at www.LyondellBasell.com on the Investor Relations page and on the Securities and Exchange Commission’s website at www.sec.gov. There is no assurance that any of the actions, events or results of the forward-looking statements will occur, or if any of them do, what impact they will have on our results of operations or financial condition. Forward-looking statements speak only as of the date they were made and are based on the estimates and opinions of management of LyondellBasell at the time the statements are made. LyondellBasell does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change, except as required by law.

This release contains time sensitive information that is accurate only as of the date hereof. Information contained in this release is unaudited and is subject to change. We undertake no obligation to update the information presented herein except as required by law.

INFORMATION RELATED TO FINANCIAL MEASURES
This release makes reference to certain non-GAAP financial measures as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended.

We report our financial results in accordance with U.S. generally accepted accounting principles, but believe that certain non-GAAP financial measures, such as EBITDA, net income and diluted EPS exclusive of adjustment for “lower of cost or market" (“LCM”) and impairment provide useful supplemental information to investors regarding the underlying business trends and performance of the company's ongoing operations and are useful for period-over-period comparisons of such operations. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

We calculate EBITDA as income from continuing operations plus interest expense (net), provision for (benefit from) income taxes, and depreciation and amortization. EBITDA should not be considered an alternative to profit or operating profit for any period as an indicator of our performance, or as an alternative to operating cash flows as a measure of our liquidity. We also present EBITDA, net income and diluted EPS exclusive of adjustments for LCM and Impairment. Our inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) inventory valuation methodology, which means that the most recently incurred costs are charged to cost of sales and inventories are valued at the earliest acquisition costs. Fluctuation in the prices of crude oil, natural gas and correlated products from period to period may result in the recognition of charges to adjust the value of inventory to the lower of cost or market in periods of falling prices and the reversal of those charges in subsequent interim periods, within the same fiscal year as the charge, as market prices recover. Property, plant and equipment are recorded at historical costs. If it is determined that an asset or asset group’s undiscounted future cash flows will not be sufficient to recover the carrying amount, an impairment charge is recognized to write the asset down to its estimated fair value.

These measures as presented herein, may not be comparable to similarly titled measures reported by other companies due to differences in the way the measures are calculated. This release contains time sensitive information that is accurate only as of the time hereof. Information contained in this release is unaudited and subject to change.

LyondellBasell undertakes no obligation to update the information presented herein except to the extent required by law.

Additional operating and financial information may be found on our website at www.LyondellBasell.com/investorrelations. These measures as presented herein, may not be comparable to similarly titled measures reported by other companies due to differences in the way the measures are calculated.

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Source: LyondellBasell Industries

Media Contact: Kimberly Windon +1 713-309-7575
Investor Contact: David Kinney +1 713-309-7141

Table 2 - Reconciliation of Net Income to EBITDA, including and excluding LCM and Impairment
	Three Months Ended			Six Months Ended
Millions of U.S. dollars	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net income	$1,644	$1,320	$2,059	$2,964	$3,129
add: Impairments, after-tax	69	—	—	69	—
Net income excluding impairment	1,713	1,320	2,059	3,033	3,129
less: Impairments, after-tax	(69)	—	—	(69)	—
Net income	1,644	1,320	2,059	2,964	3,129
Loss (income) from discontinued operations, net of tax	1	1	(2)	2	—
Income from continuing operations	1,645	1,321	2,057	2,966	3,129
Provision for income taxes	378	316	506	694	576
Depreciation and amortization	304	311	330	615	665
Interest expense, net	54	72	125	126	233
add: Impairments, pre-tax	69	—	—	69	—
EBITDA excluding impairment	2,450	2,020	3,018	4,470	4,603
less: Impairments, pre-tax	(69)	—	—	(69)	—
EBITDA	$2,381	$2,020	$3,018	$4,401	$4,603

Table 3 - Reconciliation of Diluted EPS to Diluted EPS Excluding LCM and Impairment
	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Diluted earnings per share	$4.98	$4.00	$6.13	$8.98	$9.32

Add:
Impairments	0.21	—	—	0.21	—

Diluted earnings per share excluding impairment	$5.19	$4.00	$6.13	$9.19	$9.32